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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
MedImmune, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting and Proxy Statement
2 0 0 4

April 16, 2004

Dear MedImmune Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Gaithersburg Marriott, Washingtonian Center, 9751 Washingtonian Boulevard, Gaithersburg, Maryland 20878 on May 20, 2004 at 10:00 a.m. Information about the meeting, the nominees for directors and the proposals to be considered are presented in the Notice of Annual Meeting of Stockholders and the Proxy Statement on the following pages.

        In addition to the formal items of business to be brought before the meeting, I will report on our Company's operations during 2003. This will be followed by a question and answer period.

        Your participation in MedImmune's affairs is important, regardless of the number of shares you hold. To ensure your representation, even if you cannot attend the meeting, please sign, date and return the enclosed proxy promptly.

        We look forward to seeing you on May 20th.

                    Sincerely,

                    DAVID M. MOTT
                    Chief Executive Officer,
                    President and Vice Chairman

One MedImmune Way	Gaithersburg, Maryland 20878	301-398-0000	Fax: 301-398-9000	www.medimmune.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 20, 2004

        The Annual Meeting of Stockholders of MedImmune, Inc. will be held at the Gaithersburg Marriott, Washingtonian Center, 9751 Washingtonian Boulevard, Gaithersburg, Maryland on May 20, 2004 at 10:00 a.m., for the following purposes:

  1.
  To elect nine directors;

  2.
  To approve the 2004 Stock Incentive Plan;

  3.
  To approve and ratify the appointment of PricewaterhouseCoopers LLP as independent auditors; and

  4.
  To transact such other business as may properly come before the meeting and any adjournment thereof.

        Stockholders of record at the close of business on March 31, 2004 are entitled to receive notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,
TIMOTHY R. PEARSON Corporate Secretary

One MedImmune Way
Gaithersburg, Maryland 20878
April 16, 2004

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of MedImmune, Inc. ("MedImmune" or the "Company") of proxies to be voted at the Annual Meeting of Stockholders on May 20, 2004. This Proxy Statement, the accompanying proxy card and Annual Report to Stockholders are being mailed to stockholders on or about April 16, 2004. Business at the Annual Meeting is conducted in accordance with the procedures determined by the presiding officer and is generally limited to matters properly brought before the meeting by or at the suggestion of the Board of Directors or by a stockholder pursuant to provisions requiring advance notice and disclosure of relevant information.

        The number of voting securities of MedImmune, net of treasury shares and outstanding on March 31, 2004, the record date for the meeting, was 248,257,569 shares of common stock, $.01 par value per share, each share being entitled to one vote. Stockholders do not have cumulative voting rights.

Voting of Proxies

        Since many MedImmune stockholders are unable to attend the Company's Annual Meeting, the Board of Directors solicits proxies to give each stockholder an opportunity to vote on all matters scheduled to come before the meeting and set forth in this Proxy Statement. Stockholders are urged to read carefully the material in this Proxy Statement, specify their choice on each matter by marking the appropriate boxes on the enclosed proxy card, then sign, date and return the card in the enclosed, stamped envelope.

        If no choice is specified and the card is properly signed and returned, the shares will be voted by the proxy committee (the "Proxy Committee") as recommended by the Company. A stockholder who signs a proxy may revoke or revise that proxy at any time before the meeting. A previously returned proxy may be canceled by voting by ballot at the meeting. If you wish to vote by telephone or via the internet, please follow the instructions included with the proxy card. Stockholder proxies are received by American Stock Transfer & Trust Company, the Company's independent proxy processing agent, and the vote is certified by Inspectors of Election.

        MedImmune's Proxy Committee consists of Mr. David M. Mott, Chief Executive Officer, President and Vice Chairman, and Mr. William C. Bertrand, Jr., Vice President, General Counsel and Corporate Compliance Officer. To the extent permitted by the Federal securities laws, proxy cards, unless otherwise indicated by the stockholder, also confer upon the Proxy Committee discretionary authority to vote all shares of stock represented by the proxies on certain other matters, including any matter presented after March 3, 2004. If any of the nominees for director named in "Proposal 1—Election of Directors" should be unavailable for election, the proxies will be voted for the election of such other person as may be recommended by the Company in place of such nominee.

Stockholders Entitled to Vote

        Stockholders of record at the close of business on March 31, 2004 are entitled to receive notice of the meeting and to vote their shares held on that date. The holders of a majority of the issued and outstanding shares of stock of the Company entitled to vote at the meeting must be represented in person or by proxy at the Annual Meeting for the meeting to be held. The election of directors requires a plurality of the votes of the stockholders represented at the meeting. All other matters to be submitted to the stockholders require the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. Abstentions have the same effect as a vote against any such matter.

Broker non-votes are deemed not entitled to vote and are not counted as votes for or against any such matter.

Attendance at Annual Meeting

        To ensure the availability of adequate space for MedImmune stockholders wishing to attend the meeting, priority seating will be given to stockholders of record, beneficial owners of the Company's stock having evidence of such ownership, or their authorized representatives, and invited guests of management. In addition, a stockholder may bring one guest. In order that seating may be equitably allocated, a stockholder wishing to bring more than one guest must write to the Corporate Secretary of the Company in advance of the meeting and receive written concurrence. Those unable to attend may request a copy of the report of the proceedings of the meeting from the Corporate Secretary.

PROPOSAL 1—ELECTION OF DIRECTORS

        A Board of nine directors is to be elected at the Annual Meeting. Each director so elected will serve for a one-year term expiring at the 2005 Annual Meeting, at which time his or her successor, if any, will be appointed. The Company's By-Laws authorize the Board of Directors from time-to-time to determine the number of its members. Vacancies in unexpired terms and any additional positions created by board action are filled by the existing Board of Directors.

The Board of Directors recommends a vote FOR the following nominees:

        The table below shows the name and age (as of the date of the Annual Meeting) of each of the directors, any positions and offices held by each with the Company, and the period during which each has served as a director of the Company.

Name	Age	Position Held	Served as Director Since
Wayne T. Hockmeyer, Ph.D	59	Chairman6*	1988
David M. Mott	38	Chief Executive Officer, President and Vice Chairman[4,6]	1995
David Baltimore, Ph.D.	66	Director[5]	2003
M. James Barrett, Ph.D.	61	Director1,2,5*,6	1988
Melvin D. Booth	59	Director[5]	1998
James H. Cavanaugh, Ph.D.	67	Director2*,3*,6	1990
Barbara Hackman Franklin	64	Director1,2,3,4*	1995
Gordon S. Macklin	75	Director1*,2,3,4,6	1994
Elizabeth H. S. Wyatt	56	Director[1,5]	2002

(1)
Member of the Audit Committee
(2)
Member of the Compensation and Stock Committee
(3)
Member of the Corporate Governance and Nominating Committee
(4)
Member of the Investment Committee
(5)
Member of the Compliance Committee
(6)
Member of the Executive Committee
*
Chairman of indicated committee

Dr. Hockmeyer founded MedImmune, Inc. in April 1988 as President and Chief Executive Officer and was elected to serve on the Board of Directors in May 1988. Dr. Hockmeyer became Chairman of the Board of Directors in May 1993. He relinquished his position as Chief Executive Officer in October 2000 and now serves as the Chairman of the Board of Directors and President of MedImmune Ventures, Inc. Dr. Hockmeyer earned his bachelor's degree from Purdue University and his Ph.D. from the University of Florida in 1972. In 2002, Dr. Hockmeyer was awarded a Doctor of Science honoris causa from Purdue University. Dr. Hockmeyer is a member of the Maryland Economic Development Commission. He is also a member of the Board of Directors of Advancis Pharmaceutical Corp., Diversa Corporation, GenVec, Inc., InterMune Pharmaceuticals, Inc., Idenix Pharmaceuticals, Inc., Tercica, Inc. and TolerRx Inc. Dr. Hockmeyer does not intend to seek re-election to the Board of Directors of InterMune Pharmaceuticals, Inc. or Diversa Corporation when his current terms on those boards expire in May 2004.

Mr. Mott was appointed Chief Executive Officer and Vice Chairman in October 2000 and was also appointed President in February 2004. He joined the Company in April 1992 as Vice President with responsibility for business development, strategic planning and investor relations. In 1994, Mr. Mott assumed additional responsibility for the medical and regulatory groups, and in March 1995 was appointed Executive Vice President and Chief Financial Officer. In November 1995, Mr. Mott was appointed to the position of President and Chief Operating Officer and was elected to the Board of Directors. In October 1998, Mr. Mott was appointed Vice Chairman. Mr. Mott is Chairman of the Board of Directors of Conceptis Technologies, a member of the board of the Biotechnology Industry Organization (BIO), and also serves on the Board of Trustees of St. James School and on the Board of Governors of Beauvoir, the National Cathedral Elementary School. He holds a bachelor of arts degree from Dartmouth College.

Dr. Baltimore has been a director of the Company since August 2003. Since 1997, Dr. Baltimore has been the President of the California Institute of Technology. From 1996 to 2002, he was the Chairman of the National Institutes of Health AIDS Vaccine Research Committee. From 1995 to 1997, Dr. Baltimore was an Institute Professor at the Massachusetts Institute of Technology ("MIT"), and from 1994 to 1997, the Ivan R. Cottrell Professor of Molecular Biology and Immunology at MIT. Previously, Dr. Baltimore was a professor at Rockefeller University from 1990 to 1994, and was Rockefeller's President from 1990 through 1991. He also served as founding director of the Whitehead Institute for Biomedical Research at MIT from 1982 to 1990. Dr. Baltimore's honors include a 1975 Nobel Prize for his work in virology, the 1970 Gustave Stern Award in Virology, the 1971 Eli Lilly and Co. Award in Microbiology and Immunology, the 1999 National Medal of Science, and the 2000 Warren Alpert Foundation Prize. He was elected to the National Academy of Sciences in 1974, and is also a fellow of the American Academy of Arts and Sciences, the American Association for the Advancement of Science, and the American Academy of Microbiology. Dr. Baltimore currently serves on the Board of Directors of BB Biotech, AG, a Swiss investment company and Amgen, Inc. Dr. Baltimore holds a bachelor's degree from Swarthmore College, and a doctorate from Rockefeller University.

Dr. Barrett has been a director of the Company since 1988. He is the Chairman of the Board of Sensors for Medicine and Science, Inc., which he founded, and is a General Partner of New Enterprise Associates. From January 1997 to September 2001 he served as Chairman of the Board and Chief Executive Officer of Sensors for Medicine and Science, Inc. From July 1987 to September 1996, he was Chief Executive Officer and a director of Genetic Therapy, Inc. From 1982 to July 1987, Dr. Barrett served as President of Life Technologies, Inc. and its predecessor, Bethesda Research Laboratories, Inc. Prior to 1982, he was employed at SmithKline Beecham Corporation for 13 years, where he held a variety of positions, including President of its In Vitro Diagnostic Division and President of SmithKline Clinical Laboratories. He also serves on the Boards of Pharmion, Inc., Inhibitex, Inc., Iomai Corporation, GlycoMimetics, Inc., Peptimmune, Inc. and Targacept, Inc. Dr. Barrett holds a doctorate in biochemistry from the University of Tennessee and a master's degree in business administration from the University of Santa Clara.

Mr. Booth has been a director of the Company since November 1998. From October 1998 through December 2003, Mr. Booth served as President and Chief Operating Officer of the Company. At the end of 2003, Mr. Booth resigned from these management roles and is continuing to assist the Company as a part-time employee during 2004. Prior to joining the Company, Mr. Booth was President, Chief Operating Officer and a member of the Board of Directors of Human Genome Sciences, Inc. from July 1995 until October 1998. Prior to that time, Mr. Booth had been employed at Syntex Corporation from 1975 to 1995, where he held a variety of positions, including President of Syntex Laboratories, Inc. from 1993 to 1995 and Vice President of Syntex Corporation from 1992 to 1995. From 1992 to 1993, he served as the President of Syntex Pharmaceuticals Pacific. From 1991 to 1992, he served as an area Vice President of Syntex, Inc. From 1986 to 1991, he served as the President of Syntex, Inc., Canada. Mr. Booth is a past Chairman of the Pharmaceutical Manufacturers Association of Canada, and is currently a board member of NovaScreen Biosciences Corporation and Focus Technologies, Inc. Mr. Booth graduated with honors and holds an honorary Doctor of Science degree from Northwest Missouri State University. He is a Certified Public Accountant.

Dr. Cavanaugh has been a director of the Company since September 1990 and has been a General Partner of HealthCare Ventures LLC (HCV) since 1989. Prior thereto, Dr. Cavanaugh served as President of SmithKline and French Laboratories U.S., Inc., from March 1985 to February 1989 and as President of SmithKline Clinical Laboratories from 1981 to 1985. Prior thereto, Dr. Cavanaugh was the President of Allergan International, a specialty eye care company. Dr. Cavanaugh also serves as a member of the Board of Directors of Advancis Pharmaceutical Corp., Shire Pharmaceuticals Group PLC, Diversa Corp. and Vicuron, Inc. Prior to his industry experience, Dr. Cavanaugh was Deputy Assistant to the President for Domestic Affairs and Deputy Chief of the White House Staff. Before his White House tour, he served as Deputy Assistant Secretary for Health and Scientific Affairs in the U.S. Department of Health, Education and Welfare and as Special Assistant to the Surgeon General of the U.S. Public Health Service. In addition to serving on the boards of directors of several health care and biotechnology companies, Dr. Cavanaugh currently serves on the Board of Directors of the National Venture Capital Association and as Trustee Emeritus of the California College of Medicine. He has served on the Board of Directors of the Pharmaceutical Research and Manufacturers Association, Unihealth America, the Proprietary Association and on the Board of Trustees of the National Center for Genome Resources. He was a Founding Director of the Marine National Bank in Santa Ana, California. Dr. Cavanaugh holds a doctorate and a master's degree from the University of Iowa and a bachelor of science degree from Fairleigh Dickinson University.

Ms. Franklin has been a director of the Company since November 1995 and, has been President and Chief Executive Officer of Barbara Franklin Enterprises, a private international consulting and investment firm in Washington, D.C. since January 1995. Between January 1993 and January 1995, she was a lecturer and served as a director of various corporations and organizations. Ms. Franklin served as the 29th U.S. Secretary of Commerce from 1992 to 1993. She founded Franklin Associates, an internationally recognized consulting firm, and served as its President from 1984 through 1992. She was a Senior Fellow of the Wharton School of the University of Pennsylvania (1979-1988), was one of the original Commissioners of the U.S. Consumer Product Safety Commission (1973-1979) and served as staff assistant to the President, where she created the first White House effort to recruit women for high level positions in the government (1971-1973). Prior to that, she held executive positions at Citibank and the Singer Company. Ms. Franklin currently serves on the board of directors of Aetna Inc., The Dow Chemical Company, Milacron Inc. and GenVec, Inc. Ms. Franklin is Chairman of the Economic Club of New York, a trustee of the Financial Accounting Foundation, and a member of the Board of Directors of the National Association of Corporate Directors. She is a past director of the Nasdaq Stock Market, Inc. and the American Institute of CPAs. She was named Director of the Year by the National Association of Corporate Directors (2000), one of Board Alert's Outstanding Directors (2003) and was awarded the John J. McCloy Award for her contributions to audit excellence. She graduated from the Pennsylvania State University with distinction and the Harvard Graduate School of Business Administration.

Mr. Macklin has been a director of the Company since July 1994. Mr. Macklin has been an independent financial advisor since 1992. He served as Chairman of the White River Corporation from 1994 to 1998 and was formerly Deputy Chairman of White Mountains Insurance Group, Inc. From 1987 through 1992, he was Chairman and Co-CEO for Hambrecht and Quist Group, an investment banking and venture capital firm. Previously, Mr. Macklin was President of the National Association of Securities Dealers, Inc., from 1970 through 1987. He also served as Chairman of National Clearing Corporation (1970 to 1975) and as a partner and member of the Executive Committee of McDonald & Company Securities, Inc., where he was employed from 1950 through 1970. Mr. Macklin serves on the Boards of Martek Biosciences Corporation, Overstock.com, White Mountains Insurance Group, Ltd., and is director, trustee or managing general partner, as the case may be, of 48 of the investment companies in the Franklin Templeton Group of Funds.

Ms. Wyatt has been a director of the Company since February 2002. Ms. Wyatt retired in December 2000 from Merck & Co., Inc. where she had headed Merck's worldwide product and technology acquisition activities as Vice President of Corporate Licensing. Ms. Wyatt joined Merck in 1980 and was responsible for many of its major agreements. Previously she had been a consultant and an academic administrator, for example, responsible for the Harvard Business School's first formal marketing of its executive education programs. She currently serves on the Board of Directors of Neose Technologies, Ariad Pharmaceuticals and on the Board of Trustees of Randolph-Macon College. Ms. Wyatt graduated with a bachelor of arts magna cum laude and Phi Beta Kappa from Sweet Briar College, earned a master's degree in education from Boston University and a master's degree in business administration with honors from The Harvard Business School.

        The Board has determined that all members of the Board other than Dr. Hockmeyer, Mr. Mott and Mr. Booth qualify as "independent" within the meaning of the rules of the National Association of Securities Dealers, Inc (the "NASD").

Committees and Meetings

        Committees of the Board of Directors consist of the Audit Committee, the Compensation and Stock Committee, the Corporate Governance and Nominating Committee, the Investment Committee, the Compliance Committee and the Executive Committee. The Board has determined that each Director who serves the Compensation and Stock Committee, the Audit Committee and the Corporate Governance and Nominating Committee is an independent director within the meaning of the rules of the NASD. All of these committees operate under a written charter which sets the functions and responsibilities of that committee. A copy of the charter for each committee can be found on the Company's website at http://www.medimmune.com. More information concerning each of the committees is set forth below.

        The Audit Committee oversees matters relating to the adequacy of the Company's controls and financial reporting process and the integrity of the Company's financial statements, the Company's compliance with legal requirements relating to financial disclosure, the qualifications and independence of the Company's independent auditors and the effectiveness of the Company's internal audit function and independent auditors. The Audit Committee also reviews audit plans and procedures, changes in accounting policies and the use of the independent accountants for any non-audit services. In addition, the Audit Committee reviews any related party transactions involving the Company. The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of any complaints received by the Company regarding accounting, internal accounting controls or auditing matters and any confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Board has determined that Mr. Macklin, Dr. Barrett and Ms. Franklin qualify as "audit committee financial experts" as defined by the rules of the Securities and Exchange Commission (the "SEC"). The members of the Audit Committee are Mr. Macklin (Chairman), Dr. Barrett, Ms. Franklin and Ms. Wyatt. During 2003, the Audit Committee met nine times.

        The Compensation and Stock Committee determines the compensation and benefits of all officers of the Company and establishes general policies relating to compensation and benefits of employees of the Company. The Compensation and Stock Committee is also responsible for administering the Company's stock option plans in accordance with the terms and conditions set forth therein. The members of the Compensation and Stock Committee are Dr. Cavanaugh (Chairman), Dr. Barrett, Ms. Franklin and Mr. Macklin. During 2003, the Compensation and Stock Committee met three times.

        The Corporate Governance and Nominating Committee oversees matters regarding the Company's corporate governance and the composition and effectiveness of the Board of Directors. The Corporate Governance and Nominating Committee's responsibilities include identifying, reviewing qualifications of and making recommendations with respect to potential nominees to fill open positions on the Board of Directors. The Corporate Governance and Nominating Committee also considers qualifications of nominees recommended by MedImmune stockholders. Any stockholder who wishes to recommend a nominee may do so by written submission to the Board of Directors care of the Corporate Secretary. The members of the Corporate Governance and Nominating Committee are Dr. Cavanaugh (Chairman), Ms. Franklin and Mr. Macklin. During 2003, the Corporate Governance and Nominating Committee met four times.

        The Investment Committee is responsible for overseeing the Company's investment portfolio. The Investment Committee reviews the Company's investment policy, oversees the performance of MedImmune Ventures, Inc. and evaluates the performance of the Company's investment portfolio. The members of the Investment Committee are Ms. Franklin (Chairman), Mr. Macklin and Mr. Mott. During 2003, the Investment Committee met one time.

        The Compliance Committee oversees compliance by the Company with laws and regulations relating to the research, development, manufacture and marketing of the Company's products. The members of the Compliance Committee are Dr. Barrett (Chairman), Dr. Baltimore, Mr. Booth and Ms. Wyatt. During 2003, the Compliance Committee met three times.

        The Executive Committee is responsible for matters which may arise from time to time between regular meetings of the Board of Directors. The members of the Executive Committee are Dr. Hockmeyer (Chairman), Dr. Barrett, Dr. Cavanaugh, Mr. Macklin, and Mr. Mott. During 2003, the Executive Committee met one time.

        During 2003, the Board of Directors met seven times. All members of the Board attended more than 75% of the 2003 meetings of the Board and the Committees on which they serve.

Report of the Corporate Governance and Nominating Committee

        The Board of Directors appoints the Corporate Governance and Nominating Committee (the "Governance Committee") each year. The primary function of the Governance Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to matters of corporate governance and the composition and effectiveness of the Board of Directors. The Governance Committee consists of three non-employee directors, each of whom is an "independent director" within the meaning of the rules of the NASD. The Governance Committee is governed by a written charter adopted by the Governance Committee and approved by the Board of Directors as a whole. A copy of the Governance Committee charter can be found on the Company's website at http://www.medimmune.com.

        The Governance Committee utilizes a variety of methods for identifying and evaluating potential nominees to the Board of Directors. Recommendations may come from current Board members, professional search firms, members of management, stockholders or other persons. In assessing the qualifications of potential nominees, the Governance Committee may rely on personal interviews or discussions with the candidate and others familiar with the candidate's professional background, on third-party background and reference checks and on such other due diligence information as is reasonably available. The Governance Committee must be satisfied that the candidate possess the highest professional and personal ethics and values and has broad experience at the policy-making level in business, government, education or public interest before the Governance Committee would recommend a candidate as a nominee to the Board of Directors.

        Dr. David Baltimore, who was elected a director by the Board of Directors in 2003, is standing for election by the stockholders for the first time this year. Dr. Baltimore was recommended to the Board of Directors by the Governance Committee following an evaluation and selection process led by Dr. James Cavanaugh, Chairman of the Governance Committee, which involved meeting with Dr. Baltimore and discussing his qualifications and interest in joining the Board of Directors. The process also involved evaluations of several other potential candidates. The Governance Committee evaluated Dr. Baltimore's candidacy utilizing the criteria set forth above and determined that he would make a valuable addition to the Board of Directors based upon the strength of his background, reputation and specific knowledge of the industry.

        Any stockholder wishing to have a candidate considered by the Governance Committee should submit the following written information to our Corporate Secretary:

  •
  a statement that the proposer is a stockholder;

  •
  the name and contact information of the candidate;

  •
  a resume of the candidate's educational and professional experience and list of references;

  •
  a statement setting forth any relationship between the candidate and any customer, supplier, competitor, employee or director of the Company or between the candidate and the proposer; and

  •
  a signed consent of the candidate to background and reference checks as part of the evaluation process, to being named in a proxy statement (if determined advisable by the Governance Committee) and to serving on the Board of Directors if nominated and elected.

        As part of its corporate governance oversight, the Governance Committee has established a mechanism by which stockholders may communicate with the Board of Directors. Stockholders may do so by writing to the Board of Directors c/o the Corporate Secretary at the Company's corporate headquarters. In addition, the Governance Committee has adopted a policy stating that members of the Board of Directors are expected to attend annual meetings of the Company's stockholders. At the Company's 2003 annual meeting of stockholders, all members of the Board of Directors were in attendance.

                      James H. Cavanaugh, Ph.D. (Chairman)
                      Barbara Hackman Franklin
                      Gordon S. Macklin

Global Standards of Business Conduct and Ethics

        The Company has adopted Global Standards of Business Conduct and Ethics which are applicable to all directors and employees of the Company, including the Principal Executive Officer, the Principal Financial Officer and the Principal Accounting Officer. The Global Standards meet the criteria for a "code of ethics" under the SEC rules and "code of conduct" under the rules of the NASD. The Global Standards are available on the Company's website (http://www. medimmune.com).

Report of the Compensation and Stock Committee

        The Board of Directors appoints the Compensation and Stock Committee (the "Compensation Committee") each year. The primary function of the Compensation Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to compensation of the Company's executives. The Compensation Committee consists of four non-employee directors, each of whom is an "independent director" within the meaning of the rules of the NASD. The Compensation Committee is governed by a written charter adopted by the Compensation Committee and approved by both the Corporate Governance and Nominating Committee of the Board of Directors and the Board of Directors as a whole.

        Compensation of the Company's executives is subject to review and approval by the Compensation Committee. In determining the 2003 compensation to be paid to the Company's executive officers, the Compensation Committee employed compensation policies designed to align such compensation with the interests of the Company's stockholders and to relate it to overall corporate performance. These policies are intended to attract and retain executives whose abilities are critical to the long-term success of the Company, to support a performance-oriented environment that rewards achievement of internal corporate goals and to reward executives for the enhancement of stockholder value.

        The components of the compensation of each executive officer, including the Chief Executive Officer, are base salary, cash bonus awards and stock option grants, as described below:

          Base salaries of the executive officers are targeted to be within the competitive range among biotechnology companies similar in size to the Company. The Compensation Committee utilizes the annual survey report of approximately 600 companies prepared by a leading compensation consulting firm for this purpose as well as publicly available data from peer companies. The base salaries of the executive officers are subject to certain minimums set forth in individual employment agreements.

          Cash bonuses are designed to provide annual incentives based on individual performance in achieving the Company's annual business goals. For 2003, these goals included expanding the market presence and sales of the Company's FDA-approved products, further advancing the development, manufacture and marketing of new therapeutic and vaccine products and continuing to recruit and train the Company's scientific, marketing and manufacturing teams. The Compensation Committee makes the determination as to bonus awards at the end of each year based on the subjective evaluation of the contributions of each executive officer towards the achievement of the Company's annual business goals.

          Stock option grants are intended to provide the most meaningful component of executive compensation. They provide compensation in a manner that is intrinsically related to long-term stockholder value because options have value only to the extent of share appreciation from date of grant. Stock options granted by the Company to its executives prior to February 15, 2001 generally become exercisable in 25% annual increments beginning on the first anniversary of the date of grant, while those granted by the Company to its executives on or after that date generally become exercisable in equal quarterly installments over a four-year period following the date of grant. Stock options remain exercisable for 10 years from the date of grant unless the optionee's employment with the Company is terminated.

        The Compensation Committee believes that periodic stock option grants are appropriate, particularly in view of the absence of a Company-sponsored long-term incentive or defined benefit pension plan. Periodic awards of stock options are granted to executives at the discretion of the Compensation Committee, based on an executive's contribution to the Company's strategic and product development goals. These goals include: developing product candidates through the research, development, regulatory approval, manufacturing and commercialization process; growing the business through suitable business acquisitions; and establishing strategic alliances with corporate partners and research institutions to leverage the Company's resources and to expand its research and development pipeline. The Compensation Committee also takes into account the number of stock options previously granted.

        The Compensation Committee based the 2003 compensation of the Chief Executive Officer and the Company's other executive officers on the policies described above. The base salaries of the Chief Executive Officer and the Company's other executive officers generally increased in 2003 commensurate with their increased responsibilities and the growth of the Company's operations. The 2003 cash bonuses paid to the executive officers, including the Chief Executive Officer, were based on the achievement of individual productivity and performance goals consistent with the Company's annual business goals. In February 2003, new stock option grants were made to the executive officers, including the Chief Executive Officer. These stock option grants were made by the Compensation Committee in connection with the program of making periodic stock option grants to executive officers, with the number of stock options granted to each officer determined on the basis of such officer's contribution to the Company's 2002 strategic and product development goals, as described above. See "Executive Compensation."

        A federal tax law disallows corporate deductibility for certain compensation paid in excess of $1 million to the Chief Executive Officer and the four other most highly paid executive officers of publicly held companies. "Performance-based compensation," as defined in the tax law, is not subject to the deductibility limitation provided certain stockholder approval and other requirements are met. The Company believes that the stock options granted in 2003 and prior years satisfied the requirements of Federal tax law and thus compensation recognized in connection with such awards should be fully deductible. The Compensation Committee reserves the authority to award non-deductible compensation in other circumstances as it deems appropriate.

                      James H. Cavanaugh, Ph.D., Chairman
                      M. James Barrett, Ph.D.
                      Barbara Hackman Franklin
                      Gordon S. Macklin

Executive Compensation

Summary Compensation Table

        The following table summarizes the compensation paid by the Company to David M. Mott (the Company's Chief Executive Officer) and the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") for the last three years.

Annual Compensation
Name and Principal Position				Long-Term Compensation Option Awards(#)
	Year	Salary ($)	Bonus ($)
Wayne T. Hockmeyer, Ph.D. Chairman of the Board; President, MedImmune Ventures, Inc.	2003 2002 2001	875,000 1,000,000 737,512	75,000 0 0	125,000 250,000 0
David M. Mott Chief Executive Officer, President and Vice Chairman of the Board	2003 2002 2001	891,667 833,333 725,000	600,000 1,200,000 900,000	750,000 750,000 750,000
Melvin D. Booth Director President and Chief Operating Officer (through December 2003)	2003 2002 2001	645,834 620,833 595,836	262,500 525,000 475,000	250,000 250,000 250,000
James F. Young, Ph.D. President, Research and Development	2003 2002 2001	520,833 488,333 429,167	325,000 450,000 400,000	250,000 250,000 250,000
Armando Anido, R.Ph. Senior Vice President, Commercial Operations	2003 2002 2001	346,667 327,500 312,500	125,000 275,000 245,000	160,000 160,000 150,000

Option Grants in Fiscal 2003

        The following table sets forth information relating to the grant of stock options by the Company during 2003 to the Named Executive Officers.

	Individual Grants				Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options (#)(2)	% of Total Options Granted to Employees in Fiscal 2003	Exercise or Base Price ($/sh)	Expiration Date	5% ($)	10% ($)
Wayne T. Hockmeyer, Ph.D.	125,000	2.31	29.34	2/20/2013	2,306,471	5,845,050
David M. Mott	750,000	13.86	29.34	2/20/2013	13,838,826	35,070,303
Melvin D. Booth	250,000	4.62	29.34	2/20/2013	4,612,942	11,690,101
James F. Young, Ph.D.	250,000	4.62	29.34	2/20/2013	4,612,942	11,690,101
Armando Anido, R.Ph.	160,000	2.96	29.34	2/20/2013	2,952,283	7,481,665

(1)
The indicated dollar amounts are based on the exercise price of each option and assume five and ten percent appreciation rates as set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. These calculations assume appreciation rates over an option term of 10 years.

(2)
Granted options become exercisable in equal quarterly installments over a four- year period following the date of grant.

Aggregated Option Exercises in 2003 and Fiscal Year-End Values

        The following table sets forth information relating to the exercise of stock options by the Named Executive Officers during 2003, the number of shares covered by stock options held by them at December 31, 2003 and also shows the value of their "in-the-money" options (market price of the Company's stock less the exercise price) at that date.

			Number of Securities Underlying Unexercised Options Held at December 31, 2003(#)
					Value of Unexercised In-the-Money Options at December 31, 2003 ($)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Wayne T. Hockmeyer, Ph.D	0	0	1,163,437	426,563	5,567,706	0
David M. Mott	0	0	2,333,823	1,428,125	10,936,529	0
Melvin D. Booth	300,000	7,384,753	1,678,125	571,875	9,384,165	0
James F. Young, Ph.D.	0	0	1,120,515	525,625	6,584,391	0
Armando Anido, R.Ph	0	0	574,375	285,625	0	0

Employment Agreements

        The Company has entered into employment agreements (the "Employment Agreements") with each of Dr. Hockmeyer, Mr. Mott, Dr. Young and Mr. Anido. The term of employment under the Employment Agreements runs until August 15, 2005 (October 1, 2005, in the case of Dr. Hockmeyer), subject to earlier termination as provided in the Employment Agreements. Mr. Mott's, Dr. Young's and Mr. Anido's agreements renew automatically for additional one year terms unless either party gives notice of the intent not to renew. The Employment Agreements provide for a base salary of each executive during the term of the Employment Agreements, with such base salary (except in the case of Dr. Hockmeyer) to be reviewed for possible increase each year by the Compensation and Stock Committee. The current base salaries are $525,000 for Dr. Hockmeyer, $950,000 for Mr. Mott, $550,000 for Dr. Young and $360,000 for Mr. Anido. Under the Employment Agreements, each executive (a) will have an opportunity to earn an annual cash bonus based upon pre-determined performance standards of the Company, (b) will be entitled to participate in such employee benefit and fringe benefit plans or programs as are made available from time to time to similarly situated executives of the Company and (c) will be eligible for the grant of stock options, as determined in the sole discretion of the Compensation Committee.

        The Employment Agreements include provisions that are effective upon the termination of employment of the executive under certain circumstances. In the event that such a termination by the Company constitutes a "termination without cause" (as defined in the Employment Agreements), the executive will be entitled to (a) accrued but unpaid compensation and benefits, (b) continued payment of base salary plus a pro rata bonus amount for a period of two years (or one year in the case of Mr. Anido) and (c) continued benefit coverage for two years (or one year in the case of Mr. Anido), except for Dr. Hockmeyer, who is entitled to lifetime benefit coverage. In the event that the executive resigns or his termination of employment constitutes a "termination for cause" (as defined in the Employment Agreements), he will be entitled to accrued but unpaid compensation and benefits. In the event the executive is terminated on account of death or "disability" (as defined in the Employment Agreements), he will be entitled to (i) accrued but unpaid compensation and benefits, (ii) a lump-sum payment equal to one year of base salary and (iii) in the case of "disability," continuation of medical benefit coverage for one year, except for Dr. Hockmeyer, who is entitled to lifetime benefit coverage.

        If the termination of employment of the executive constitutes a "termination without cause," or a resignation for "good reason," following a "change of control" of the Company (as defined in the Employment Agreements), he will be entitled to (a) accrued but unpaid compensation and benefits, (b) a lump sum payment equal to the executive's base salary (as in effect immediately prior to such termination) plus a pro rata bonus amount for three years (or two years in the cases of Dr. Hockmeyer and Mr. Anido)

as set forth in the Employment Agreements, discounted to present value from the dates such payments would be made if paid on a semi-monthly basis and (c) continuation of the medical benefits coverage for a period of three years (or two years in the case of Mr. Anido), except for Dr. Hockmeyer, who is entitled to lifetime benefit coverage. In the event that Dr. Hockmeyer's, Mr. Mott's or Dr. Young's termination of employment constitutes a "termination without cause" or a resignation for "good reason" within six months following a "change in control" of the Company, such executives shall retain the right to exercise any options to purchase shares of the Company's stock until the earlier of (a) three years following the date of such termination or (b) the expiration of the original full term of each such option.

        Upon a "change in control" of the Company, all options to purchase the Company stock held by Dr. Hockmeyer, Mr. Mott and Dr. Young will become fully vested and exercisable. In the event that any payment under the Agreements constitutes an excess parachute payment under Section 280G of the Internal Revenue Code (the "Code"), the executive will be entitled to additional gross-up payments such that the net amount retained by the executive after deduction of any excise taxes and all other taxes on the gross-up payments will be equal to the net amount that would have been retained from the initial payments under the Employment Agreements.

        Mr. Booth retired from his position as President and Chief Operating Officer effective December 31, 2003. The Company has entered into a Part-Time Employment Agreement with Mr. Booth effective as of January 1, 2004. In exchange for assisting the Company with on-going business relationships, operational issues and transition activities, Mr. Booth will receive a salary of $50,000 and is entitled to participate in employee benefit programs of the Company and receive other fringe benefits as are available to other part-time employees. The agreement is in effect for a period of one year and can only be terminated for cause, but may be extended by mutual consent of the Company and Mr. Booth. Mr. Booth will also receive compensation from the Company in the amount of $30,000 for any instance in which he serves at the request of the Company on the board of a company in which MedImmune Ventures, Inc. has made an investment.

        The Employment Agreements and Mr. Booth's Part-Time Employment Agreement all include certain restrictive covenants for the benefit of the Company relating to non-disclosure by the executives of the Company's confidential business information, the Company's right to inventions and intellectual property, nonsolicitation of the Company's employees and customers and noncompetition by the executives with the Company's business. In the event that, subsequent to termination of employment, an employee breaches any of the restrictive covenants or directly or indirectly makes any adverse public statement or disclosure with respect to the business or securities of the Company, all payments and benefits to which the employee may otherwise be due under these agreements shall immediately terminate and be forfeited.

Director Compensation

        As compensation for serving on the Board, members of the Board who are not employees of the Company receive an annual retainer of $10,000, a fee of $2,500 per Board meeting attended in person plus expenses and a fee of $1,000 for participating in a telephonic Board meeting. For attendance at meetings of Board committees held on days when the Board does not meet, such directors receive $1,000 per meeting attended in person plus expenses and $500 for participating by telephone. Directors may also be compensated for special assignments delegated by the Board of Directors. The Company also has a 2003 Non-Employee Directors Stock Option Plan, pursuant to which options for 30,000 shares are granted to each non-employee director upon commencement of service on the Board and options for 30,000 shares are granted to each non-employee director on June 30 of each year of continued service on the Board.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2003 with respect to shares of MedImmune common stock that may be issued under our equity compensation plans.

	A		B		C
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options		Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares in Column A)
Equity Compensation Plans Approved by Securities Holders:
MedImmune Plans[1]	26,036,201	[2]	$33.95	[2]	11,515,409	[3]
Plans Acquired through Acquisitions[4]	876,229		$30.96		0
Equity Compensation Plans Not Approved by Securities Holders:
MedImmune Plans	0		0		0
Plans Acquired through Acquisitions[5]	1,705,624		$29.00		0
Total	28,618,054		$33.56		11,515,409

(1)
Consists of the 1991 Stock Option Plan, the 1993 Non-Employee Directors Stock Option Plan, the 1999 Stock Option Plan, the 2001 Employee Stock Purchase Plan (the "ESPP") and the 2003 Non-Employee Directors Stock Option Plan.

(2)
Excludes shares available for future issuance under the ESPP.

(3)
Includes shares available for future issuance under the ESPP. As of December 31, 2003, 2,586,503 shares of MedImmune common stock were available for issuance under the ESPP.

(4)
Consists of the U.S. Bioscience, Inc. 1992 Stock Option Plan, the U.S. Bioscience, Inc. 1996 Non-Employee Directors Stock Plan, the Aviron 1992 Stock Option Plan and the Aviron 1996 Equity Incentive Plan.

(5)
Consists of the U.S. Bioscience, Inc. Non-Executive Stock Option Plan, the Aviron 1999 Non-Officer Equity Incentive Plan and options issued by Aviron outside of any plan. See Note 13 to the consolidated financial statements included in the Company's 2003 Annual Report.

Performance Graph

        The chart set forth below shows the cumulative return on an investment of $100 on December 31, 1998, in each of MedImmune's common stock, the Standard & Poor's 500 Composite Stock Index (the "S&P 500"), and the Nasdaq Pharmaceutical Stocks Total Return Index (the "Nasdaq Pharmaceutical Index"). All values assume reinvestment of the pre-tax value of dividends paid by companies included in these indices and are calculated as of December 31 of each year. MedImmune's share prices have been adjusted to reflect a three-for-one stock split effected by the Company in June 2000. The S&P 500, of which the Company is a member, is one of the most widely used benchmarks of U.S. equity performance and consists of 500 stocks chosen for market size, liquidity, and industry group representation. It is a market-value weighted index (stock price times number of shares outstanding), with each stock's weight in the index proportionate to its market value. The Company has selected the Nasdaq Pharmaceutical Index, which is calculated and supplied by Nasdaq, as the appropriate published industry index for this comparison. The Nasdaq Pharmaceutical Index, which is comprised of approximately 300 companies, includes MedImmune among many other biotechnology companies. The stock price performance on the graph below is not necessarily indicative of future price performance.

* $100 invested on 12/31/98 in stock or index including reinvestment of dividends. Fiscal year ending December 31.

Date	MedImmune	S&P 500	Nasdaq Pharmaceutical Index

Dec-98	100.00	100.00	100.00
Dec-99	333.63	121.04	195.32
Dec-00	287.78	110.02	234.54
Dec-01	279.70	96.95	214.66
Dec-02	163.96	95.52	141.50
Dec-03	153.16	97.18	203.84

Report of the Audit Committee

        The Board of Directors appoints the Audit Committee each year. The mission of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the Company's accounting and financial reporting processes and the audits of the Company's financial statements.

        The Audit Committee consists of four non-employee directors, each of whom is an "independent director" within the meaning of the rules of the NASD and meets the criteria for Audit Committee membership as stated in the Sarbanes-Oxley Act of 2002 and the rules promulgated by the Securities and Exchange Commission thereunder. The Audit Committee is governed by a written charter adopted by the Audit Committee and approved by both the Corporate Governance and Nominating Committee of the Board of Directors and the Board of Directors as a whole. A copy of the Audit Committee's charter is attached as Annex 1 to this proxy statement.

        As set forth in its charter, the Audit Committee's role is one of oversight. The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

        In the performance of its oversight function, the Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), the Company's independent auditors, the Company's audited financial statements for the year ended December 31, 2003. The Audit Committee also discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as well as the independence of PricewaterhouseCoopers from the Company and its management. The Audit Committee received from PricewaterhouseCoopers the written disclosures required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and written confirmations with respect to the non-audit services provided to the Company by PricewaterhouseCoopers and considered whether the provision of such non-audit services was compatible with maintaining PricewaterhouseCoopers' independence.

        The members of the Audit Committee are not professional accountants or auditors and, in performing their oversight role, rely without independent verification on the information and representations provided to them by management and PricewaterhouseCoopers. Accordingly, the Audit Committee's oversight does not provide an independent basis to certify that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that PricewaterhouseCoopers is in fact "independent."

        Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company's Annual Report to Stockholders and its Annual Report on Form 10-K to be filed with the Securities and Exchange Commission and determined, subject to ratification by the Company's stockholders, to retain PricewaterhouseCoopers as independent auditors to conduct the audit of the Company's financial statements for the year ending December 31, 2004.

                      Gordon S. Macklin (Chairman)
                      M. James Barrett, Ph.D.
                      Barbara Hackman Franklin
                      Elizabeth H.S. Wyatt

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires MedImmune's directors and executive officers to file reports of ownership and changes in ownership of MedImmune common stock with the Securities and Exchange Commission, with a copy delivered to the Company. Based on a review of the Section 16(a) reports furnished to the Company and written representations from the executive officers and directors, MedImmune believes that its officers and directors complied on a timely basis with reporting requirements applicable to them for transactions during 2003.

Related Party Transactions

        MedImmune Ventures, Inc., a wholly owned subsidiary of the Company ("MedImmune Ventures"), from time to time acquires minority equity positions, along with other investors, in biotechnology or pharmaceutical companies seeking venture capital financing.

        In October 2003, MedImmune Ventures participated in such a financing transaction, acquiring $7.5 million of preferred stock issued by Critical Therapeutics, Inc. and agreeing to acquire an additional $7.5 million of preferred stock upon fulfillment of certain conditions (which were subsequently fulfilled in February 2004). HealthCare Ventures VI, L.P., a venture capital fund ("HCV VI"), also participated in this financing transaction. HealthCare Partners VI, L.P. ("HCP VI") is the general partner of HCV VI and James Cavanaugh, a member of the Company's Board of Directors, is a general partner of HCP VI. MedImmune Ventures, HCV VI and the other investors in each of these transactions invested differing amounts but otherwise on the same terms and conditions and neither HCV VI, HCP VI nor Dr. Cavanaugh received any fees or other compensation as a result of this transaction.

        In December 2003, MedImmune Ventures participated in another such financing transaction, acquiring $4.9 million of preferred stock issued by VaxInnate Corporation. HealthCare Ventures VII, L.P., a venture capital fund ("HCV VII"), also participated in this financing transaction. HealthCare Partners VII, L.P. ("HCP VII") is the general partner of HCV VII and Dr. Cavanaugh is a general partner of HCP VII. MedImmune Ventures, HCV VII and the other investors in each of these transactions invested differing amounts but otherwise on the same terms and conditions and neither HCV VII, HCP VII nor Dr. Cavanaugh received any fees or other compensation as a result of this transaction.

PROPOSAL 2—APPROVAL OF THE 2004 STOCK INCENTIVE PLAN

        The Board of Directors adopted the Company's 2004 Stock Incentive Plan (the "Plan"), subject to stockholder approval, to provide for the award of equity-based incentive compensation to employees, officers, directors, agents, consultants or advisors of the Company. The Plan provides for the award of stock options (including "incentive stock options"), stock appreciation rights, restricted stock, stock units and stock awards. The Plan will allow the Company to make awards that qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code (the "Code").

        If the Plan is approved by the Company's stockholders, it will become the primary form of providing equity-based compensation to participants, and will replace the Company's 1999 Stock Option Plan (the "1999 Plan"), except with respect to a limited number of awards that may be issued to employees in the United Kingdom under the 1999 Plan, for tax purposes. In the event that the Plan is not approved by the Company's stockholders, the 1999 Plan will remain in effect in accordance with its current terms.

        The following is a summary of the material terms of the Plan. This summary is qualified by reference to the full text of the Plan, which is attached hereto as Annex 2.

Description of the Plan

        Purpose.    The purpose of the Plan is to advance the interests of the Company and its stockholders by attracting, retaining and motivating key personnel of the Company upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, and to encourage and enable such persons to acquire a proprietary interest in the Company by ownership of its stock.

        Reservation of Shares.    Subject to stockholder approval at the Annual Meeting, a total of 13,000,000 shares of common stock may be issued and sold under the Plan. Of this amount, a total of 6,000,000 shares have previously been approved by the stockholders for issuance under the 1999 Plan, and upon effectiveness of the Plan, these shares will be issuable under the Plan instead of the 1999 Plan. Shares of common stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company's treasury. The number of shares of common stock that may be subject to awards of restricted stock, stock units and stock awards shall be limited to 3,000,000 shares. To the extent that any award payable in shares of common stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the shares of common stock covered thereby will no longer be charged against the foregoing maximum share limitations and may again be made subject to awards under the Plan. In the event of recapitalizations, reclassifications or other specified events affecting the Company or the shares of common stock, appropriate and equitable adjustments may be made to the number and kind of shares of common stock available for grant, as well as to other maximum limitations, under the Plan and the number and kind of shares of common stock or other rights and prices under outstanding awards.

        Administration.    The Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee shall, to the extent deemed necessary or advisable by the Board, be constituted so each committee member will satisfy the requirements for (i) an independent director under rules adopted by the NASD, (ii) a "nonemployee director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and (iii) an "outside director" under Section 162(m) of the Code. Subject to the limitations set forth in the Plan, the Compensation Committee has the authority to determine the persons to whom awards are granted, the types of awards to be granted, the time at which awards will be granted, the number of shares of common stock, units or other rights subject to each award, the exercise, base or purchase price of an award, the time or times at which the award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an award, and the duration of the award. The Compensation Committee will have the right, from time to time, to delegate to one or more executive officers of the Company the authority of the Compensation Committee to grant and determine the terms and conditions of awards, subject to certain limitations.

        Eligibility.    Awards under the Plan may be granted to any current or prospective employee, officer, director, agent, consultant or advisor of the Company or any of its subsidiaries. Recipients of awards will be selected from time to time by the Compensation Committee in its sole discretion.

        Stock Options.    Stock options granted under the Plan may be issued as either incentive stock options (within the meaning of Section 422 of the Code), or as non-qualified options. The exercise price of an option will be determined by the Compensation Committee, provided that the exercise price per share will not be less than the fair market value of a share of common stock on the date of the grant of the option. The Compensation Committee will determine the vesting requirements and the term of exercise of each option, including the effect of termination of employment or service of a participant. The maximum term of a stock option will be ten years from the date of grant. To exercise an option, the participant must pay the exercise price, subject to specified conditions, in cash or in shares of common stock that have been held for at least six months, through a broker-assisted "cashless exercise," by combination of any of the above methods or by such other method approved by the Compensation Committee, and must pay any required tax withholding amounts. For purposes of section 422 of the Code, the maximum value of shares of common stock (determined at the time of grant) that may be subject to incentive stock options that become exercisable by an employee in any one year is limited to $100,000. For purposes of Section 162(m) of the Code, the maximum number of shares of common stock that may be covered under options granted under the Plan to any individual in any calendar year is 3,000,000 shares of common stock.

        Stock Appreciation Rights.    A stock appreciation right may be granted either in tandem with an option or without a related option. A stock appreciation right entitles the participant, upon exercise, to receive a payment based on the excess of the fair market value of a share of common stock on the date of exercise over the base price of the right (which may not be less than the fair market value of a share of common stock on the date of grant), multiplied by the number of shares of common stock as to which the right is being exercised. The maximum term of a stock appreciation right will be ten years from the date of grant. No more than 1,000,000 shares of common stock may be subject to stock appreciation rights granted under the Plan to any one participant during any calendar year. Stock appreciation rights may be payable in cash or in shares of common stock or in a combination of both.

        Restricted Stock Awards.    A restricted stock award represents shares of common stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Compensation Committee. Vesting requirements may be based on the continued employment of the participant for specified time periods and on the attainment of specified business performance goals established by the Compensation Committee. Subject to the transfer restrictions and vesting requirements of the award, the participant will have the rights of a stockholder of the Company, including all voting and dividend rights, during the restriction period, unless the Compensation Committee determines otherwise at the time of the grant. No more than 1,000,000 shares of common stock may be subject to awards of restricted stock granted under the Plan to any one participant during any calendar year.

        Stock Units.    An award of stock units provides the participant the right to receive payment at the end of a vesting period based on the value of a share of common stock at the time of vesting. Stock units are subject to vesting requirements, restrictions and conditions to payment as the Compensation Committee determines are appropriate. Such vesting requirements may be based on the continued employment of the participant for a specified time period or on the attainment of specified business performance goals established by the Compensation Committee. Stock unit awards are payable in cash or in shares of common stock or in a combination of both. Stock units may also be granted together with related dividend equivalent rights. No more than 1,000,000 shares of common stock may be subject to awards of stock units granted under the Plan to any one participant during any calendar year.

        Stock Awards.    A stock award represents shares of common stock that are issued free of restrictions on transfer and other incidents of ownership and free of forfeiture conditions. The Compensation Committee may, in connection with any stock award, require the payment of a specified purchase price.

        Section 162(m) Awards.    The Compensation Committee may grant awards of restricted stock or stock units that are intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code. With respect to such awards, the Compensation Committee shall make all determinations necessary to establish the terms of the award within 90 days of the beginning of the performance period. Under Section 162(m), the terms of the award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award, and must preclude discretion to increase the amount of compensation payable under the terms of the award (but may give the Compensation Committee discretion to decrease the amount of compensation payable). For each such award, the performance criteria upon which the payment or vesting may be based shall be limited to one or more of the following business measures, which may be applied with respect to the Company, any Subsidiary or any business unit, and which may be measured on an absolute or relative to peer-group basis: (i) total stockholder return, (ii) stock price increase, (iii) return on equity, (iv) return on capital, (v) revenue, (vi) net income, (vii) operating income, (viii) earnings per share, (ix) EBIT (earnings before interest and taxes) or EBITDA (earning before interest, taxes, depreciation and amortization), (x) cash flow, (xi) the filing of a new drug application ("NDA") or approval of an NDA by the Food and Drug Administration, (xii) the launch of a new drug or (xiii) the successful completion of clinical trial phases.

        Change In Control.    The Compensation Committee may, in an award agreement, provide for the effect of a "change in control" (as defined in the Plan) on an award. These provisions may include the acceleration of vesting of an award, the elimination or modification of performance or other conditions, the extension of the time for exercise or realizing gain from an award, the acceleration of payment, cash settlement of an award or other adjustments that the Compensation Committee considers appropriate.

        Term; Amendment and Termination.    The term of the Plan is ten years. The Board may terminate or amend the Plan at any time, subject to stockholder approval under certain circumstances provided in the Plan. However, no termination or amendment of the Plan will adversely affect the rights under any previously granted award.

        Foreign Jurisdictions.    The Compensation Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of foreign jurisdictions with respect to awards that may be subject to such laws. The terms and conditions of such awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Compensation Committee deems necessary for such purpose.

New Plan Benefits

        No awards have yet been granted under the Plan. During fiscal 2003, stock options were granted under the 1999 Plan to the Company's named executive officers, as set forth in the table captioned "Option/SAR Grants During Fiscal 2003" above. In addition, stock options were granted during the year to all executive officers as a group to purchase 1,640,000 shares of common stock at an average weighted exercise price of $29.34 per share. Stock options were granted to all other employees of the Company as a group to purchase 3,772,925 shares of common stock at an average weighted exercise price of $30.55 per share. In addition, stock options were granted during the year under the Company's 2003 Non-Employee Directors Stock Option Plan to all non-employee directors as a group to purchase 180,000 shares of common stock at an average weighted exercise price of $35.87 per share. The terms and number of options or other awards to be granted in the future under the Plan are to be determined based upon the discretion of the Compensation Committee. Since no such determinations have yet been made and since the actual value of future awards will be based upon the future performance of the Company, the benefits or amounts that will be received by or allocated to the Company's executive officers or other eligible employees cannot be determined at this time.

        As of March 31, 2004, the closing price on the Nasdaq National Market of the Company's common stock was $23.08 per share.

U.S. Federal Income Tax Consequences.

        The following summarizes the United States federal income tax consequences of awards under the Plan to participants who are subject to United States tax. The tax consequences of the Plan to the Company and participants in other jurisdictions is not summarized below.

        Stock Options.    An optionee will not generally recognize taxable income upon the grant of a nonqualified stock option to purchase shares of common stock. Upon exercise of the option, the optionee will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares of common stock over the exercise price. The tax basis of the shares of common stock in the hands of the optionee will equal the exercise price paid for the shares of common stock plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the shares of common stock for capital gains purposes will commence on the day the option is exercised. An optionee who sells any of the shares of common stock will recognize capital gain or loss measured by the difference between the tax basis of the shares of common stock and the amount realized on the sale. The Company will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

        An optionee will not generally recognize income upon the grant of an incentive stock option to purchase shares of common stock and will not generally recognize income upon exercise of the option, provided the optionee is an employee of the Company or a subsidiary at all times from the date of grant until three months prior to exercise. If an optionee who has exercised an incentive stock option sells the shares of common stock acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. An optionee who sells the shares of common stock before the expiration of this holding period within two years will generally recognize ordinary income upon the sale, and the Company will be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

        Other Awards.    The current United States federal income tax consequences of other awards authorized under the Plan are generally in accordance with the following: (i) stock appreciation rights are generally subject to ordinary income tax at the time of exercise; (ii) restricted shares of common stock are generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (iii) stock units are generally subject to ordinary income tax at the time of payment and (iv) stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

        Section 162(m).    Compensation of persons who are "covered employees" of the Company and whose compensation is otherwise deductible in the United States is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as "performance-based compensation" are exempt from Section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation. If approved by the Company's stockholders, the Plan will enable the Compensation Committee to grant stock options and stock appreciation rights that will be exempt from the deduction limits of Section 162(m).

  The Board of Directors recommends a vote FOR approval of the 2004 Stock Incentive Plan

PROPOSAL 3—APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee approved the appointment of PricewaterhouseCoopers as independent auditors for the 2004 fiscal year, subject to stockholder approval and ratification. The Audit Committee, in making its determination, reviewed the performance of PricewaterhouseCoopers in prior years as well as the firm's reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with PricewaterhouseCoopers in these respects.

        PricewaterhouseCoopers has served as the Company's independent auditor since the Company's inception. Representatives of PricewaterhouseCoopers will be present at the stockholders' meeting and will have the opportunity to make such statements as they may desire. They will also be available to respond to appropriate questions from the stockholders present.

Fees and Services of PricewaterhouseCoopers LLP

        The following table summarizes fees billed to the Company by PricewaterhouseCoopers LLP during 2003 and 2002:

	Worldwide Fees
Service
	2003	2002
Audit fees (a)	$785,999	$553,314
Audit related fees (b)	414,700	230,537
Tax fees (c)	144,736	237,919
Other (d)	3,150	1,400

Total	$1,348,585	$1,023,170

(a)
Includes fees for the audit of our annual financial statements, statutory audits of foreign subsidiary financial statements, systems controls reviews and services associated with securities filings.

(b)
Includes fees for accounting research and consultation, Sarbanes Oxley section 404 compliance, audits of employee benefit plans, due diligence related to acquisitions and audits in connection with acquisitions and other transactions.

(c)
Includes fees for tax services relating to tax return preparation, consultation and expatriate services for our international subsidiaries, tax planning services, fees relating to our federal, state and local tax returns, transaction cost analysis and consultation relating to acquisitions.

(d)
Includes license fees for accounting research software.

        The Audit Committee approves in advance, all audit services, audit-related services and tax-related services provided by the Company's independent public accountants. Pursuant to a pre-approval policy adopted by the Board of Directors in 2003, the Audit Committee also approves all other services provided by the independent public accountants in advance on a case-by-case basis. During 2003, the audit committee applied the de minimis exception and waived pre-approval of approximately $30,000 of tax fees incurred by one of the Company's foreign subsidiaries. The Audit Committee is entitled to apply the de minimis exception for fees amounting to less than five percent of the total fees for that year. The amount waived under the de minimis exception amounted to approximately two percent of total fees for 2003.

        The Board of Directors recommends a vote FOR approval of the appointment of PricewaterhouseCoopers as independent auditors of the Company for the year 2004.

SECURITY OWNERSHIP

Principal Stockholders

        The following table sets forth certain information at January 31, 2004 regarding the beneficial ownership of Company common stock of each person known by the Company to be the beneficial owner of more than five percent of the outstanding common stock, each of the directors of the Company, each of the Named Executive Officers and all executive officers and directors of the Company as a group. Unless otherwise specified, the address of each named beneficial owner is c/o the Company, One MedImmune Way, Gaithersburg, Maryland 20878.

	Beneficial Ownership
Name	Number of Shares	Percent
The TCW Group, Inc. on behalf of the TCW Business Unit (1) 865 South Figueroa Street Los Angeles, CA 90017	20,591,897	8.0%
FMR Corp (2) 82 Devonshire Street Boston, MA 02109	14,297,869	5.6%
Wayne T. Hockmeyer, Ph.D.(3)	1,365,625	*
David M. Mott(3)	2,813,965	1.1%
Melvin D. Booth(3)	1,698,396	*
James F. Young, Ph.D.(3)	1,321,669	*
Armando Anido, R.Ph.(3)	623,972	*
David Baltimore, Ph.D	4,560	*
M. James Barrett, Ph.D.	76,000	*
James H. Cavanaugh, Ph.D.(3)(4)	217,428	*
Barbara Hackman Franklin(3)	159,925	*
Gordon S. Macklin(3)	310,000	*
Elizabeth H.S. Wyatt	23,500	*
All executive officers and directors as a group (13 persons)(3)(4)	9,114,593	3.6%

*
Less than one percent.

(1)
Based on Amendment No. 1 to Schedule 13G dated February 4, 2004

(2)
Based on Amendment No. 7 to Schedule 13G dated February 16, 2004

(3)
Includes shares of common stock issuable upon exercise of options vesting prior to April 1, 2004 as follows: Dr. Hockmeyer, 1,355,625 shares; Mr. Mott, 2,624,448 shares; Mr. Booth, 1,678,125 shares; Dr. Young, 1,261,140 shares; Mr. Anido, 622,500 shares; Dr. Barrett, 75,000 shares; Dr. Cavanaugh, 45,000 shares; Ms. Franklin, 155,000 shares; Mr. Macklin, 300,000 shares; Ms. Wyatt, 22,500 shares; and all officers and directors as a group, 8,638,713 shares.

(4)
Includes 88,590 shares owned directly by Dr. Cavanaugh and 83,838 shares owned by a partnership of which Dr. Cavanaugh is a general partner.

OTHER MATTERS

        The Board of Directors of the Company knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. Other business may properly come before the meeting and, in that event, it is the intention of the Proxy Committee to vote as recommended by the Company.

Proxy Solicitation

        The solicitation of proxies is being conducted by the Company, which will bear the cost of these solicitations. The Company will request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. The Company expects to solicit proxies primarily by mail, but directors, officers, and other employees of the Company may also solicit in person, by telephone, by facsimile, or by mail. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. MacKenzie Partners, Inc. will solicit proxies by personal interview, telephone, facsimile, and mail. It is anticipated that the fee for those services will not exceed $5,000 plus reimbursement of customary out-of-pocket expenses.

Deadline for Submission of Stockholder Proposals for Next Year's Annual Meeting

        The proxy rules adopted by the Securities and Exchange Commission provide that certain stockholder proposals must be included in the proxy statement for the Company's Annual Meeting. For a proposal to be considered for inclusion in next year's proxy statement, it must be submitted in writing and received by the Corporate Secretary of the Company no later than December 16, 2004. Stockholders who wish to submit a proposal at next year's Annual Meeting, but do not comply with requirements for inclusion of the proposal in next year's proxy statement, must submit the proposal in writing, to be received by the Corporate Secretary of the Company no later than March 2, 2005, which date is 45 days before the first anniversary of the date (April 16th) on which this proxy statement is first being mailed to stockholders.

        The Company's Annual Report to stockholders, including the Company's audited financial statements for the year ended December 31, 2003, is being mailed with this proxy statement to all stockholders of record as of the close of business on March 31, 2004.

        ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE, VOTE TELEPHONICALLY OR VOTE OVER THE INTERNET.

By Order of the Board of Directors, TIMOTHY R. PEARSON Corporate Secretary
One MedImmune Way Gaithersburg, Maryland 20878 April 16, 2004

ANNEX 1

MEDIMMUNE, INC.

AUDIT COMMITTEE CHARTER

Adopted: August 14, 2003

Composition

        The Audit Committee of the Board of Directors shall be comprised of three or more members of the Board of Directors. The members of the Audit Committee shall meet the applicable requirements of The Nasdaq Stock Market, Inc., the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission. In addition, at least one member of the Audit Committee shall be an "audit committee financial expert" (as defined in the rules and regulations of the Securities and Exchange Commission).

        The Board of Directors shall designate one of the members of the Audit Committee as its Chairman. The Audit Committee shall meet at least four times a year (once per quarter), or more frequently as circumstances dictate, shall report all proceedings to the Board of Directors and shall keep regular minutes of its meetings.

Mission

        The mission of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the Company's accounting and financial reporting processes and the audits of the Company's financial statements, and encompasses:

  (1)
  the integrity of the Company's financial statements;

  (2)
  the Company's compliance with legal requirements relating to financial disclosure;

  (3)
  the qualifications and independence of the Company's independent auditors; and

  (4)
  the effectiveness of the Company's internal audit function and independent auditors.

        The Audit Committee's role is one of oversight. It is recognized that the Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements.

Responsibilities

        The following list of responsibilities is set forth as a guide to the Audit Committee in fulfilling its mission and may be modified from time to time as appropriate. The Audit Committee shall:

  (1)
  have the sole responsibility for the appointment, compensation, retention and oversight of the work of the independent auditors;

  (2)
  advise the independent auditors of their ultimate accountability to the Audit Committee and of the authority and responsibility of the Audit Committee to select, evaluate and, where appropriate, approve (subject to approval and ratification by Company stockholders) new independent auditors for the Company;

  (3)
  require the independent auditors annually to declare relationships and/or services which may impact on their objectivity and independence, consistent with Independence Standards Board Standard 1, and engage in an active dialogue with the independent auditors with respect to any relationships and/or services so declared;

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  (4)
  pre-approve all auditing services and permitted non-audit services to be provided to the Company by the Company's independent auditors, it being understood that the Audit Committee may delegate pre-approval authority to one or more of its members so long as the decisions made by such member or members are presented to the Audit Committee at its next meeting;

  (5)
  review the adequacy of the internal audit function, including the scope and plan of services, responsibilities, budget and staffing, as well as reviewing results and recommendations arising from internal audit projects or programs;

  (6)
  review with management and the independent auditors the quality and adequacy of the Company's internal controls and internal auditing procedures, including (i) any deficiencies in the design or operation of those controls which could adversely affect the Company's ability to record, process, summarize and report financial data, and any material weakness in internal controls and (ii) any alleged fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls;

  (7)
  review with management (i) how the Company's financial systems and controls compare with industry standards and practices, (ii) the quality and adequacy of the Company's internal controls and the adequacy of the procedures relating to quarterly certification of the Company's financial statements and internal controls and (iii) any material issues raised by the Company's most recent internal control review or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Company, and any steps taken to deal with such issues;

  (8)
  at least annually or as otherwise required by applicable law (including, but not limited to, Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules promulgated by the Securities and Exchange Commission (or any successor provisions)), obtain and review (i) a statement of management's responsibilities for establishing and maintaining adequate internal controls and procedures for financial reporting, (ii) management's conclusions about the effectiveness of the Company's internal controls and procedures for financial reporting and (iii) a report by the Company's independent auditors attesting to management's evaluation;

  (9)
  review with the independent auditors, in connection with the Company's annual audit and quarterly reviews:

  a.
  all critical accounting policies;

  b.
  all alternative treatments of financial information within generally accepted accounting principles ("GAAP") for policies and practices related to material items that have been discussed with management officials of the Company, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

  c.
  financial regulatory and accounting initiatives;

  d.
  the effect of any off-balance sheet structures on the Company's financial statements;

  e.
  any material transactions and relationships between the Company and any insider or affiliate; and

  f.
  other material written communications between the independent auditors and management, including management letters and any schedule of unadjusted differences.

  (10)
  periodically review with the independent auditors whether all material correcting adjustments identified by the independent auditors in accordance with GAAP and the rules of the Securities and Exchange Commission are reflected in the Company's financial statements;

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  (11)
  review with management the results of independent audits, including the scope, plan and results of any audits completed by the independent auditors;

  (12)
  at each in-person meeting of the Audit Committee, the members of the Committee shall meet in separate executive sessions with management, the independent auditors (if present at the meeting), the party responsible for the Company's internal audit function and counsel to review any matters that the Committee or each of those groups believe should be considered privately, including (i) any legal or regulatory matters that may have a material impact on the Company's financial statements and (ii) any disagreements between management and the independent auditors regarding financial reporting;

  (13)
  obtain advice and assistance from legal, accounting or other advisors at the Company's expense, whenever the Audit Committee considers such action appropriate;

  (14)
  review with the Board of Directors any issues arising with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements relating to financial disclosure, the performance of the Company's internal audit function or the performance and independence of the Company's independent auditors;

  (15)
  review with management and the independent auditors the Company's audited financial statements and the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the prior fiscal year as well as any related proposed earnings releases and recommend to the Board of Directors whether such financial statements should be included in the Company's Annual Report on Form 10-K;

  (16)
  review with management and the independent auditors the Company's quarterly financial statements and the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be included in the Company's quarterly report on Form 10-Q as well as any related proposed earnings releases;

  (17)
  discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 entitled "Communication With Audit Committees;"

  (18)
  review and approve any transactions between the Company and any insider or affiliate;

  (19)
  review with management any of the Company's codes or policies prescribing ethical conduct;

  (20)
  review with management the Company's policies with respect to risk assessment and risk management, including the Company's major financial and risk exposure and the policies and controls in place to monitor such exposure;

  (21)
  establish procedures for the receipt, review, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

  (22)
  prepare annually a report to stockholders, as required by the Securities and Exchange Commission, which will be included in the Company's annual proxy statement;

  (23)
  review and reassess on an annual basis the performance of the Audit Committee and the adequacy of this Charter and report the results thereof to the Board of Directors; and

  (24)
  perform any other activities consistent with the Company's charter, by-laws and applicable laws and regulations as the Board of Directors deems necessary or appropriate.

Restrictions on Compensation

        No Audit Committee member may accept any consulting, advisory or other compensatory fee from the Company or its subsidiaries, other than compensation relating to such member's service on the Audit Committee or the Board of Directors or any other committee thereof.

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ANNEX 2

MEDIMMUNE, INC.

2004 STOCK INCENTIVE PLAN

ARTICLE I

PURPOSE

        This MedImmune, Inc. 2004 Stock Incentive Plan is intended to advance the interests of the Company and its stockholders by attracting, retaining and motivating key personnel of the Company upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, and to encourage and enable such persons to acquire a proprietary interest in the Company by ownership of its stock.

ARTICLE II

DEFINITIONS

        Wherever the following capitalized terms are used in this Plan, they shall have the meanings specified below:

        (a)   "Award" means an award of an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award or Stock Award granted under the Plan.

        (b)   "Award Agreement" means an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

        (c)   "Board" means the Board of Directors of the Company.

        (d)   "Cause" means embezzlement or misappropriation of corporate funds, any acts of dishonesty resulting in conviction for a felony, misconduct resulting in material injury to the Company or any Subsidiary, significant activities harmful to the reputation of the Company or any Subsidiary, a significant violation of Company or Subsidiary policy, willful refusal to perform, or substantial disregard of, the duties properly assigned to the Participant, or a significant violation of any contractual, statutory or common law duty of loyalty to the Company or any Subsidiary; provided, however, that in the event a Participant is party to an employment (or similar) agreement with the Company or any Subsidiary that defines the term "cause," such definition shall apply for purposes of the Plan.

        (e)   "Change in Control" shall have the meaning set forth in Section 12.2 hereof.

        (f)    "Code" means the Internal Revenue Code of 1986, as amended.

        (g)   "Common Stock" means the Company's Common Stock, par value $.01 per share.

        (h)   "Committee" means the Compensation and Stock Committee of the Board or any other committee of the Board appointed by the Board to administer the Plan from time to time.

        (i)    "Company" means MedImmune, Inc., a Delaware corporation.

        (j)    "Date of Grant" means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of the Award.

        (k)   "Disability" means a permanent and total disability (within the meaning of Section 22(e)(3) of the Code).

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        (l)    "Eligible Person" means any person who is an employee, officer, member of the Board, consultant or advisor of the Company or any Subsidiary, or any person who is determined by the Committee to be a prospective employee, officer, member of the Board, consultant or advisor of the Company or any Subsidiary.

        (m)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (n)   "Fair Market Value" of a share of Common Stock as of a given date means the closing sales price of the Common Stock on the Nasdaq Stock Market on the trading day immediately preceding the date as of which Fair Market Value is to be determined or, in the absence of any reported sales of Common Stock on such date, on the first preceding date on which any such sale shall have been reported. If Common Stock is not listed on the Nasdaq Stock Market on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

        (o)   "Incentive Stock Option" means a stock option granted under Article VI hereof that is intended to meet the requirements of Section 422 of the Code and the regulations promulgated thereunder.

        (p)   "Nonqualified Stock Option" means a stock option granted under Article VI hereof that is not an Incentive Stock Option.

        (q)   "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

        (r)   "Option Price" means the price at which each share of Common Stock subject to an Option may be purchased, determined in accordance with Section 6.2 hereof.

        (s)   "Participant" means any Eligible Person who holds an outstanding Award under the Plan.

        (t)    "Plan" means the MedImmune, Inc. 2004 Stock Incentive Plan as set forth herein, as amended from time to time.

        (u)   "Restricted Stock Award" means an Award under Article VIII hereof entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.

        (v)   "Section 162(m) Award" means any Award that is intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code and the regulations promulgated thereunder.

        (w)  "Stock Award" means an Award under Article X hereof entitling a Participant to shares of Common Stock that are free of transfer restrictions and forfeiture conditions, other than as set forth in Section 13.8 hereof.

        (x)   "Stock Appreciation Right" means an Award under Article VII hereof entitling a Participant to receive an amount, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock on the date of exercise.

        (y)   "Stock Unit Award" means an Award under Article IX hereof entitling a Participant to a payment at the end of a vesting period of a unit value based on the Fair Market Value of a share of Common Stock.

        (z)   "Subsidiary" means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company, or any other affiliate of the Company that is so designated, from time to time, by the Committee; provided, however, that with respect to Incentive Stock Options, the term "Subsidiary" shall include only an entity that qualifies under Section 424(f) of the Code as a "subsidiary corporation" with respect to the Company.

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ARTICLE III

ADMINISTRATION

        Section 3.1    Committee Members.    The Plan shall be administered by a Committee comprised of no fewer than two members of the Board. Solely to the extent deemed necessary or advisable by the Board, each Committee member shall satisfy the requirements for (i) an "independent director" under rules adopted by the Nasdaq Stock Market, (ii) a "nonemployee director" for purposes of such Rule 16b-3 under the Exchange Act and (iii) an "outside director" under Section 162(m) of the Code. The Board shall also have the authority to exercise the powers and duties of the Committee under the Plan. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

        Section 3.2    Committee Authority.    Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

        Section 3.3    Delegation of Authority.    The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157 of the Delaware General Corporation Law and such other limitations as the Committee shall determine. In no event shall such authority be delegated with respect to Awards to any members of the Board or any Participant who the Committee determines may be subject to Rule 16b-3 under the Exchange Act or Section 162(m) of the Code. In the event that authority is delegated to an officer or officers in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or officers for such purpose.

        Section 3.4    Grants to Non-Employee Directors.    Awards to non-employee members of the Board under the Plan shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

ARTICLE IV

SHARES OF STOCK SUBJECT TO PLAN

        Section 4.1    Share Limitations.    Subject to adjustment pursuant to Section 4.2 hereof, the maximum aggregate number of shares of Common Stock which may be issued and sold hereunder shall be 13,000,000 shares. Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company's treasury. The number of shares of Common Stock reserved for issuance under the Plan shall at no time be less than the maximum number of shares which may be purchased at any time pursuant to outstanding Awards. Subject to adjustment pursuant to Section 4.2 hereof, the number of shares of Common Stock that may be subject to Awards of Restricted Stock Awards, Stock Unit Awards and Stock Awards granted to Participants under the Plan shall be limited to 3,000,000

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shares. To the extent that any Award payable in shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the shares of Common Stock covered thereby will no longer be charged against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations.

        Section 4.2    Adjustments.    If there shall occur any recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation or other change in corporate structure affecting the Common Stock, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 4.1 hereof, (ii) the maximum number and kind of shares or units set forth in Sections 6.1, 7.1, 8.1 and 9.1 hereof, (iii) the number and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iv) the price for each share or unit or other right subject to then outstanding Awards and (v) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code and, to the extent considered advisable by the Committee, in a manner consistent with the requirements of Section 162(m) of the Code.

ARTICLE V

ELIGIBILITY AND AWARDS

        All Eligible Persons are eligible to be designated by the Committee to receive an Award under the Plan. The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares or units subject to the Awards that are granted under the Plan. Each Award will be evidenced by an Award Agreement as described in Section 13.1 hereof.

ARTICLE VI

STOCK OPTIONS

        Section 6.1    Grant of Option.    An Option may be granted to any Eligible Person selected by the Committee; provided, however, that only Eligible Persons who are deemed to be "employees" for purposes of Section 422 of the Code shall be eligible to receive Incentive Stock Options. Subject to the applicable provisions of Section 422 of the Code, each Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or a Nonqualified Stock Option. The maximum number of shares of Common Stock that may be granted under Options to any Participant during any calendar year shall be limited to 3,000,000 shares (subject to adjustment as provided in Section 4.2 hereof).

        Section 6.2    Option Price.    The Option Price under any Option shall be determined by the Committee; provided, however, that the Option Price per share under an Option shall not be less than 100 percent of the Fair Market Value per share of the Common Stock on the Date of Grant.

        Section 6.3    Vesting; Term of Option.    The Committee, in its sole discretion, shall prescribe the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and exercisable, and may accelerate the exercisability of any Option at any time. The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in an Award, subject to such limitations as may be established by the Committee under an Award relating to the termination of a Participant's employment or other service with the Company or any Subsidiary which may be distinguished based on termination of employment by reason of death, Disability, termination for Cause or any other reason.

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        Section 6.4    Option Exercise; Tax Withholding.    Subject to such terms and conditions as shall be specified in an Award, an Option may be exercised in whole or in part at any time during the term thereof by written notice to the Company, together with payment of the aggregate Option Price therefor. Payment of the Option Price shall be made in the manner approved by the Committee and set forth in the Award Agreement: (i) in cash or by cash equivalent acceptable to the Committee, (ii) payment in shares of Common Stock that have been held by the Participant for at least six months (or such other period as the Committee may deem appropriate for purposes of applicable accounting rules), valued at the Fair Market Value of such shares on the date of exercise, (iii) by a broker-assisted "cashless exercise," (iv) by a combination of the methods described above, or (v) by such other method as may be approved by the Committee. In addition to and at the time of payment of the Option Price, the Participant shall pay to the Company the full amount of any and all applicable income tax and employment tax amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the Option Price of the Options as may be approved by the Committee and set forth in the Award Agreement.

        Section 6.5    Limited Transferability of Nonqualified Options.    All Options shall be nontransferable except (i) upon the Participant's death, by the Participant's will or the laws of descent and distribution or (ii) in the case Nonqualified Stock Options only, on a case-by-case basis as may be approved by the Committee in its discretion, in accordance with the terms provided below. An Award for a Nonqualified Stock Option may provide that the Participant shall be permitted to, during his or her lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of the Option to the Participant's "family member" (as defined in the Award Agreement in a manner consistent with the requirements for the Form S-8 Registration Statement under the Securities Exchange Act of 1933). The transfer of a Nonqualified Stock Option may be subject to such other terms and conditions as the Committee may in its discretion impose from time to time, including a condition that the portion of the Option to be transferred be vested and exercisable by the Participant at the time of the transfer. Subsequent transfers of an Option shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee.

        Section 6.6    Additional Rules for Incentive Stock Options.

        (i)    Annual Limits.    No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company, any Subsidiary, or any parent corporation, would exceed $100,000 or such other amount as applies under Section 422(d) of the Code.

        (ii)    Termination of Employment.    An Award of an Incentive Stock Option may provide that such Option may be exercised not later than 3 months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one year following death or Disability, as and to the extent determined by the Committee to be appropriate with regard to the requirements of Section 422 of the Code and the regulations promulgated thereunder.

        (iii)    Other Terms and Conditions; Nontransferability.    Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an "incentive stock option" under Section 422 of the Code. An Award Agreement for an Incentive Stock Option may provide that such Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to "incentive stock options" under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

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        (iv)    Disqualifying Dispositions.    If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

        Section 6.7    Repricing of Options Prohibited.    The Committee shall not cause the cancellation, substitution or amendment of an Option that would have the effect of reducing the Option Price of an Option previously granted under the Plan, except in accordance with an adjustment permitted under Section 4.2 hereof.

ARTICLE VII

STOCK APPRECIATION RIGHTS

        Section 7.1    Grant of SARs.    A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee. A Stock Appreciation Right granted to an Eligible Person is an Award in the form of a right to receive, upon surrender of the right but without other payment, an amount based on appreciation in the Fair Market Value of shares of Common Stock over a base price established for the Award, exercisable at such time or times and upon conditions as may be approved by the Committee. The maximum number of shares of Common Stock that may be subject to Stock Appreciation Rights granted to any Participant during any calendar year shall be limited to 1,000,000 shares (subject to adjustment as provided in Section 4.2 hereof).

        Section 7.2    Freestanding SARs.    A Stock Appreciation Right may be granted without any related Option, and in such case, will be exercisable as determined by the Committee, but in no event after 10 years from the Date of Grant. The base price of a Stock Appreciation Right granted without any related Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any such freestanding Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant.

        Section 7.3    Tandem SARs.    A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option. A Stock Appreciation Right granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed as described in Section 7.4 hereof. Such Option will, to the extent and when surrendered, cease to be exercisable. A Stock Appreciation Right granted in connection with an Option hereunder will have a base price per share equal to the per share Option Price of the Option, will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, and will expire no later than the related Option expires.

        Section 7.4    Payment of SARs.    A Stock Appreciation Right will entitle the holder, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised. Payment of the amount determined under the foregoing may be made, in the discretion of the Committee, in cash, in shares of Common Stock valued at their Fair Market Value on the date of exercise, or in a combination of cash and shares of Common Stock, subject to applicable tax withholding requirements.

        Section 7.5    Repricing of SARs Prohibited.    The Committee shall not cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base

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price of a Stock Appreciation Right previously granted under the Plan, except in accordance with an adjustment permitted under Section 4.2 hereof.

ARTICLE VIII

RESTRICTED STOCK AWARDS

        Section 8.1    Grant of Restricted Stock Awards.    A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. A Restricted Stock Award granted to an Eligible Person represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine. The Committee may, in connection with any Restricted Stock Award, require the payment of a specified purchase price. The Committee may grant a Restricted Stock Award that is a Section 162(m) Award, as well as Restricted Stock Awards that are not Section 162(m) Awards. The maximum number of shares of Common Stock that may be subject to a Restricted Stock Award granted to a Participant during any one calendar year shall be limited to 1,000,000 shares (subject to adjustment as provided in Section 4.2 hereof).

        Section 8.2    Vesting Requirements.    The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Such vesting requirements may be based on the continued employment of the Participant with the Company or its Subsidiaries for a specified time period or periods. Such vesting requirements may also be based on the attainment of specified business goals or measures established by the Committee in its sole discretion. In the case of any Restricted Stock Award that is a Section 162(m) Award, any such performance-based vesting requirements shall be based upon the performance criteria identified in Section 11.1 hereof, and the terms of the Award shall otherwise comply with the requirements described in Section 11.2 hereof.

        Section 8.3    Restrictions.    Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

        Section 8.4    Rights as Stockholder.    Subject to the foregoing provisions of this Article VIII and the applicable Award Agreement, the Participant will have all rights of a stockholder with respect to the shares granted to him under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted.

        Section 8.5    Section 83(b) Election.    If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant's refraining from making an election with respect to the Award under Section 83(b) of the Code.

ARTICLE IX

STOCK UNIT AWARDS

        Section 9.1    Grant of Stock Unit Awards.    A Stock Unit Award may be granted to any Eligible Person selected by the Committee. A Stock Unit Award is an Award to an Eligible Person of a number of

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hypothetical share units with respect to shares of Common Stock, with an initial value based on the Fair Market Value of the Common Stock on the Date of Grant. The Committee may grant a Stock Unit Award that is a Section 162(m) Award, as well as a Stock Unit Award that is not a Section 162(m) Award. The maximum number of units that may be subject to a Stock Unit Award granted to a Participant during any one calendar year shall be separately limited to 1,000,000 units (subject to adjustment as provided in Section 4.2 hereof). A Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Stock Unit award may be granted, at the discretion of the Committee, together with a dividend equivalent right with respect to the same number of shares of Common Stock.

        Section 9.2    Vesting of Stock Unit Awards.    On the Date of Grant, the Committee shall determine, in its sole discretion, the installment or other vesting period of the Stock Unit Award and the maximum value of the Stock Unit Award, if any. Vesting requirements may be based on the continued employment of the Participant with the Company or its Subsidiaries for a specified time period or periods, provided that any such restriction shall not be scheduled to lapse in its entirety earlier than the first anniversary of the Date of Grant. Vesting requirements may also be based on the attainment of specified business goals or measures established by the Committee in its sole discretion. In the case of any Stock Unit Award that is a Section 162(m) Award, any such performance-based vesting requirements shall be based upon the performance criteria identified in Section 11.1 hereof, and the terms of the Award shall otherwise comply with the requirements described in Section 11.2 hereof.

        Section 9.3    Payment of Stock Unit Awards.    Upon the vesting date or dates applicable to the Stock Unit Award granted to a Participant, an amount equal to the Fair Market Value of one share of Common Stock upon such vesting dates (subject to any applicable maximum value) shall be paid with respect to each Stock Unit Award unit granted to the Participant. Payment may be made, at the discretion of the Committee, in cash or in shares of Common Stock valued at their Fair Market Value on the applicable vesting dates, or in a combination thereof, subject to applicable tax withholding requirements.

        Section 9.4    No Rights as Stockholder.    The Participant shall not have any rights as a stockholder with respect to the shares subject to a Stock Unit Award until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award.

ARTICLE X

STOCK AWARDS

        Section 10.1    Grant of Stock Awards.    A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award granted to an Eligible Person represents shares of Common Stock that are issued subject free of restrictions on transfer and other incidents of ownership and free of forfeiture conditions, other than as set forth in Section 13.8 hereof. The Committee may, in connection with any Stock Award, require the payment of a specified purchase price.

        Section. 10.2    Rights as Stockholder.    Subject to the foregoing provisions of this Article X and the applicable Award Agreement, the Participant will have all rights of a stockholder with respect to the shares granted to him under a Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

ARTICLE XI

SECTION 162(m) AWARDS

        Section 11.1    Performance Criteria.    In the case of a Restricted Stock Award or Stock Unit Award that is intended to be a Section 162(m) Award, the performance criteria upon which the payment or vesting may be based shall be limited to one or more of the following business measures, which may be applied with respect to the Company, any Subsidiary or any business unit, and which may be measured on an absolute or relative to peer-group basis: (i) total stockholder return, (ii) stock price increase, (iii) return

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on equity, (iv) return on capital, (v) revenue, (vi) net income, (vii) operating income, (viii) earnings per share, (ix) EBIT (earnings before interest and taxes) or EBITDA (earning before interest, taxes, depreciation and amortization), (x) cash flow, (xi) the filing of a new drug application "NDA" or approval of an NDA by the Food and Drug Administration, (xii) the achievement of a launch of a new drug or (xiii) the successful completion of clinical trial phases. In the case of Awards that are not Section 162(m) Awards, the Committee shall designate performance criteria from among the foregoing or such other business criteria as it shall determine in its sole discretion.

        Section 11.2    Section 162(m) Requirements.    In the case of a Restricted Stock Award or Stock Unit Award intended to be a Section 162(m) Award, the Committee shall make all determinations necessary to establish the terms of the Award within 90 days of the beginning of the performance period (or such other time period as is required under Section 162(m) of the Code), including, without limitation, the designation of the Participant to whom the Award is to be made, the performance criteria or criterion applicable to the Award and the performance goals that relate to such criteria, and the dollar amounts or number of shares of Common Stock payable upon achieving the applicable performance goals. As and to the extent required by Section 162(m) of the Code, the terms of an Award that is a Section 162(m) Award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the Award, and must preclude discretion to increase the amount of compensation payable under the terms of the Award (but may give the Committee discretion to decrease the amount of compensation payable).

ARTICLE XII

CHANGE IN CONTROL

        Section 12.1    Effect of Change in Control.    The Committee may, in an Award Agreement, provide for the effect of a "Change in Control" (as defined below) on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the elimination or modification of performance or other conditions related to the payment or other rights under an Award, (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control.

        Section 12.2    Definition of Change in Control.    For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred upon:

          (i)    an acquisition subsequent to the date hereof by any person, entity or group (within the meaning of the "Exchange Act") (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of Common Stock or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company;

          (ii)   a change in the composition of the Board such that during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members thereof;

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          (iii)  the approval by the stockholders of the Company of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving corporation in such transaction, in which outstanding shares of Common Stock are converted into (A) shares of stock of another company, other than a conversion into shares of voting common stock of the successor corporation (or a holding company thereof) representing 80% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation or (B) other securities (of either the Company or another company) or cash or other property;

          (iv)  the approval by stockholders of the Company of the issuance of shares of Common Stock in connection with a merger, consolidation, reorganization or similar corporate transaction in an amount in excess of 40% of the number of shares of Common Stock outstanding immediately prior to the consummation of such transaction;

          (v)   the approval by the stockholders of the Company of (A) the sale or other disposition of all or substantially all of the assets of the Company or (B) a complete liquidation or dissolution of the Company; or

          (vi)  the adoption by the Board of a resolution to the effect that any person has acquired effective control of the business and affairs of the Company.

ARTICLE XIII

GENERAL PROVISIONS

        Section 13.1    Form of Agreement.    Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Common Stock, units or other rights (as applicable) subject to the Award, the Option Price or base, or purchase price (if any) of the Award, the time or times at which an Award will become vested, exercisable or payable and the duration of the Award. The Award Agreement shall also set forth other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

        Section 13.2    Forfeiture Events.    The Committee may specify in an Award that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for Cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

        Section 13.3    No Assignment or Transfer; Beneficiaries.    Except as provided in Section 6.6 hereof, Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant, an Award shall be exercised only by such Participant or by his guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant's death.

        Section 13.4    Deferrals of Payment.    The Committee may permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would

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result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

        Section 13.5    Rights as Stockholder.    A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.2 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or similar economic benefits.

        Section 13.6    Employment or Service.    Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by, or otherwise serves, the Company or any Subsidiary.

        Section 13.7    Change in Status.    Unless otherwise provided by the Committee at any time prior to the expiration of an Award, no Award shall be affected by any change in a Participant's status or position within the Company or any Subsidiary, including a transfer to or from the Company or any Subsidiary and a change in status from one class of Eligible Person to another, so long as such Participant continues to be an Eligible Person.

        Section 13.8    Securities Laws.    No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Exchange Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

        Section 13.9    Tax Withholding.    The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

        Section 13.10    Unfunded Plan.    The adoption of this Plan and any setting aside of cash amounts or shares of Common Stock by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor the Participant's permitted transferees or estate shall have any interest in any assets of the Company by virtue of this Plan, except as a general unsecured creditor of the Company. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company's creditors, to discharge its obligations under the Plan.

        Section 13.11    Other Compensation and Benefit Plans.    The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan.

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        Section 13.12    Plan Binding on Transferees.    The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

        Section 13.13    Construction and Interpretation.    Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

        Section 13.14    Severability.    If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

        Section 13.15    Fractional Shares.    No fractional shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Common Stock, Options or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

        Section 13.16    Foreign Jurisdictions.    The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of foreign jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

        Section 13.17    Governing Law.    The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

ARTICLE XIV

MISCELLANEOUS

        Section 14.1    Effective Date.    The Plan shall become effective following its adoption by the Board on the date approved by the Company's stockholders.

        Section 14.2    Amendment.    The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that no amendment or modification of the Plan shall be effective without the consent of the Company's stockholders that would (i) change the class of Eligible Persons under the Plan, (ii) increase the number of shares of Common Stock reserved for issuance under the Plan in accordance with Section 4.1 hereof or the maximum numbers of shares of Common Stock that may be subject to certain types of Awards under the Plan, or (iii) allow the grant of Options or Stock Appreciation Rights at an Option Price or base price below Fair Market Value. In addition, the Board may seek the approval of any amendment or modification by the Company's stockholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the Nasdaq National Market or other exchange or securities market or for any other purpose. No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

        Section 14.3    Termination.    The Plan shall terminate on the date immediately preceding the tenth anniversary of the date the Plan is adopted by the Board. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

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One MedImmune Way	Gaithersburg, Maryland 20878	301-398-0000	Fax: 301-398-9000	www.medimmune.com

MEDIMMUNE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints David M. Mott and William C. Bertrand Jr., and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the shares of Common Stock of MedImmune, Inc. held in the name of the undersigned at the close of business on March 31, 2004, at the 2004 Annual Meeting of Stockholders to be held on May 20, 2004 at 10:00 a.m. Eastern Daylight Time, and at any adjournments thereof, with all the powers the undersigned would have if personally present, as indicated on the reverse side hereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

MEDIMMUNE, INC.

May 20, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

    Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.
ELECTION OF DIRECTORS

NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	Wayne T. Hockmeyer David M. Mott David Baltimore M. James Barrett Melvin D. Booth James H. Cavanaugh Barbara H. Franklin Gordon S. Macklin Elizabeth H.S. Wyatt

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the box next to each nominee you wish to withhold, as shown here: ☒

		FOR	AGAINST	ABSTAIN
2.	To approve the 2004 Stock Incentive Plan	☐	☐	☐
3.	To approve and ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2004.	☐	☐	☐
4.
The Board of Directors may vote in their discretion upon such other matters that may properly come before the meeting, and in accordance with the accompanying notice and proxy statement, receipt of which is acknowledged.

All proposals referenced herein have been made by MedImmune, Inc. and no proposal is related to or conditioned upon the approval of any other proposal. If this proxy is properly executed and returned, the shares represented thereby will be voted. If a choice is specified by the stockholder, the shares will be voted accordingly. If not otherwise specified, the shares represented by this proxy will be voted FOR the election of directors and FOR Proposals 2 and 3.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
This Proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS May 20, 2004
PROXY STATEMENT
GENERAL INFORMATION
PROPOSAL 1—ELECTION OF DIRECTORS
PROPOSAL 2—APPROVAL OF THE 2004 STOCK INCENTIVE PLAN
PROPOSAL 3—APPOINTMENT OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP
OTHER MATTERS
MEDIMMUNE, INC. AUDIT COMMITTEE CHARTER Adopted : August 14, 2003
MEDIMMUNE, INC. 2004 STOCK INCENTIVE PLAN
ARTICLE I PURPOSE
ARTICLE II DEFINITIONS
ARTICLE III ADMINISTRATION
ARTICLE IV SHARES OF STOCK SUBJECT TO PLAN
ARTICLE V ELIGIBILITY AND AWARDS
ARTICLE VI STOCK OPTIONS
ARTICLE VII STOCK APPRECIATION RIGHTS
ARTICLE VIII RESTRICTED STOCK AWARDS
ARTICLE IX STOCK UNIT AWARDS
ARTICLE X STOCK AWARDS
ARTICLE XI SECTION 162(m) AWARDS
ARTICLE XII CHANGE IN CONTROL
ARTICLE XIII GENERAL PROVISIONS
ARTICLE XIV MISCELLANEOUS